Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer Vice President and CFO 510-668-7100	For Release July 30, 2009

Exar Corporation Reports Fiscal 2010 First Quarter Results

Fremont, California, July 30, 2009 – Exar Corporation (Nasdaq: EXAR), today reported financial results for its fiscal 2010 first quarter ended June 28, 2009.

Net sales for the first quarter of fiscal 2010 were $30.9 million compared to net sales of $23.9 million for the prior quarter and $32.2 million for the first quarter of fiscal 2009.

The GAAP gross margin for the first quarter of fiscal 2010 was 41.6% compared to 42.2% for the prior quarter and 44.9% for the first quarter of fiscal 2009.

On a non-GAAP basis, the gross margin for the first quarter of fiscal 2010 was 52.1% compared to 44.5% for the prior quarter and 48.8% for the first quarter of fiscal 2009.

The GAAP net loss for the first quarter of fiscal 2010 was $12.9 million, or a net loss per share of $0.30, compared to a net loss of $4.6 million, or a net loss per share of $0.11, in the prior quarter, and a net loss of $2.5 million, or a net loss per share of $0.06, for the first quarter of fiscal 2009. These results include acquisition-related costs of $4.5 million in the first quarter of fiscal 2010 as compared to $0.8 million in the prior quarter and $0.7 million for the first quarter of fiscal 2009.

On a non-GAAP basis, the net loss was $3.1 million, or a net loss per share of $0.07, for the first quarter of fiscal 2010, compared to a net loss of $2.1 million, or a net loss per share of $0.05, in the previous quarter, and net income of $0.8 million, or net earnings per share of $0.02, for the first quarter of fiscal 2009.

The Company ended the first quarter of fiscal 2010 with cash, cash equivalents and short-term marketable securities of $221.5 million.

“The stability of our business has improved but we are still below our pre-downturn order levels,” said Pete Rodriguez, the Company’s president and chief executive officer. “In mid-June we completed the acquisition of Galazar Networks which strengthens and extends our solutions for the TDM and carrier Ethernet communications infrastructure markets. We are also on track with our integration and product plans for Hifn. I am encouraged by the addition of the high value solutions of these newly acquired teams to our growing list of design wins and winning product releases,” stated Mr. Rodriguez.

Business Outlook

For the second quarter of fiscal 2010, the Company expects that net sales will be between $31.0 million and $33.0 million, non-GAAP gross margin will be between 50% and 52% and non-GAAP operating expenses will be between $20.0 million and $21.0 million.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal 2010, today, Thursday, July 30, 2009 at 1:30 p.m. PDT. To access the conference call, please dial (800) 230-1085 by 1:20 p.m. PDT and use conference ID number 107238.

In addition, a live webcast will also be available. To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com/news/investornews.aspx.

A taped replay of the conference call will be available starting at 5:00 p.m. PDT the day of the call until 11:59 p.m. PDT on August 6, 2009. To access the replay, please dial (800) 475-6701 and use conference ID number 107238.

Product Line Highlights

Interface

Exar Launches Industry’s Fastest Universal Asynchronous Receiver Transmitter (UART) Series with USB 2.0 Compliant Bus Interface

http://www.exar.com/Common/Content/News.aspx?id=5392

Power Management

Exar Adds High Speed 3.3V RS-485 and RS-422 Family to Expanding Serial Transceiver Portfolio—

http://www.exar.com/Common/Content/News.aspx?id=5190

Exar Provides Simplest Full Color Spectrum LED Lighting Solution

http://www.exar.com/Common/Content/News.aspx?id=5314

Communications

Exar Adds Highly Integrated T1-E1-J1 Eight-Channel Devices to Communications Portfolio

http://www.exar.com/Common/Content/News.aspx?id=5352

Hifn Solutions

Hifn Delivers Plug-and-Play Data Deduplication for Windows® Servers

http://www.exar.com/Common/Content/News.aspx?id=5016

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 29, 2009.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, acquisition-related costs, separation costs of executive officers, impairment charges on investments, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-

GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for industrial, consumer, and enterprise applications. For nearly 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog/mixed signal and digital technologies has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s technology portfolio includes solutions for power management, serial interfaces, packet-based and TDM wireline communications, enterprise storage optimization, and data security. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	JUNE 28, 2009	MARCH 29, 2009
ASSETS
Current assets:
Cash and cash equivalents	$41,915	$89,002
Short-term marketable securities	179,553	167,341
Accounts receivable (net of allowances of $516 and $572)	11,894	7,452
Accounts receivable, related party (net of allowances of $356 and $736)	2,456	1,796
Inventories	15,584	15,678
Other current assets	4,836	3,274
Deferred income taxes, net	361	62

Total current assets	256,599	284,605

Property, plant and equipment, net	43,342	42,549
Goodwill	2,621	—
Intangible assets, net	28,067	7,359
Other non-current assets	3,339	1,876

Total assets	$333,968	$336,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,233	$5,391
Accrued compensation and related benefits	5,425	4,773
Deferred income and allowances on sales to distributors	3,444	3,208
Deferred income and allowances on sales to distributors, related party	7,340	7,040
Other accrued expenses	11,675	7,014

Total current liabilities	33,117	27,426

Long-term lease financing obligations	15,217	15,633
Other non-current obligations	1,630	1,236

Total liabilities	49,964	44,295

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 43,515,088 and 43,036,271 shares issued and outstanding at June 28, 2009 and March 29, 2009, respectively (net of treasury shares)	4	4
Additional paid-in capital	715,159	710,787
Accumulated other comprehensive income	1,215	802
Treasury stock at cost, 19,924,369 shares at June 28, 2009 and March 29, 2009, respectively	(248,983)	(248,983)
Accumulated deficit	(183,391)	(170,516)

Total stockholders’ equity	284,004	292,094

Total liabilities and stockholders’ equity	$333,968	$336,389

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 28, 2009	MARCH 29, 2009	JUNE 29, 2008
Net sales	$23,110	$15,667	$20,171
Net sales, related party	7,752	8,187	12,040

Total net sales	30,862	23,854	32,211

Cost of sales:
Cost of sales	12,889	8,472	10,939
Cost of sales, related party	3,788	4,880	5,847
Amortization of purchased intangible assets	1,340	436	955

Total cost of sales	18,017	13,788	17,741

Gross profit	12,845	10,066	14,470

Operating expenses:
Research and development	12,294	7,512	8,092
Selling, general and administrative	15,112	8,816	11,301

Total operating expenses	27,406	16,328	19,393
Loss from operations	(14,561)	(6,262)	(4,923)

Other income, net:
Interest income and other, net	1,754	1,918	2,670
Interest expense	(324)	(326)	(331)
Impairment charges on investments	(72)	(301)	—

Total other income and expense, net	1,358	1,291	2,339

Loss before income taxes	(13,203)	(4,971)	(2,584)
Benefit from income taxes	(328)	(406)	(123)

Net loss	$(12,875)	$(4,565)	$(2,461)

Loss per share:
Basic loss per share	$(0.30)	$(0.11)	$(0.06)

Diluted loss per share	$(0.30)	$(0.11)	$(0.06)

Shares used in the computation of loss per share:

Basic	43,314	42,950	42,973

Diluted	43,314	42,950	42,973

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 28, 2009	MARCH 29, 2009	JUNE 29, 2008
GAAP gross margin	41.6%	42.2%	44.9%
Stock-based compensation	0.4%	0.5%	0.6%
Amortization of acquired intangible assets	4.3%	1.8%	3.0%
Fair value adjustment of acquired inventories	5.8%	—	—
Acquisition-related costs	—	—	0.4%

Non-GAAP gross margin	52.1%	44.5%	48.8%

GAAP research and development expenses	$12,294	$7,512	$8,092
Stock-based compensation	486	383	358
Amortization of acquired intangible assets	588	72	263
Acquisition-related costs	557	—	—

Non-GAAP research and development expenses	$10,663	$7,057	$7,471

GAAP selling, general and administrative expenses	$15,112	$8,816	$11,301
Stock-based compensation	707	713	809
Amortization of acquired intangible assets	142	44	162
Acquisition-related costs	3,926	778	541
Separation costs of executive officers	162	—	—

Non-GAAP selling, general and administrative expenses	$10,175	$7,281	$9,789

GAAP operating expenses	$27,406	$16,328	$19,393
Stock-based compensation	1,193	1,096	1,167
Amortization of acquired intangible assets	730	116	425
Acquisition-related costs	4,483	778	541
Separation costs of executive officers	162	—	—

Non-GAAP operating expenses	$20,838	$14,338	$17,260

GAAP operating loss	$(14,561)	$(6,262)	$(4,923)
Stock-based compensation	1,309	1,207	1,359
Amortization of acquired intangible assets	2,070	552	1,380
Fair value adjustment of acquired inventories	1,787	—	—
Acquisition-related costs	4,489	778	656
Separation costs of executive officers	162	—	—

Non-GAAP operating loss	$(4,744)	$(3,725)	$(1,528)

GAAP net loss	$(12,875)	$(4,565)	$(2,461)
Stock-based compensation	1,309	1,207	1,359
Amortization of acquired intangible assets	2,070	552	1,380
Fair value adjustment of acquired inventories	1,787	—	—
Acquisition-related costs	4,489	778	656
Separation costs of executive officers	162	—	—
Impairment charges on investments	72	301	—
Income tax effects	(152)	(413)	(161)

Non-GAAP net income (loss)	$(3,138)	$(2,140)	$773

GAAP loss per share	$(0.30)	$(0.11)	$(0.06)
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.05	0.01	0.03
Fair value adjustment of acquired inventories	0.04	—	—
Acquisition-related costs	0.10	0.02	0.02
Separation costs of executive officers	—	—	—
Impairment charges on investments	—	0.01	—
Income tax effects	—	(0.01)	—

Non-GAAP diluted earnings (loss) per share	$(0.07)	$(0.05)	$0.02

Shares used in earnings (loss) per share — GAAP	43,314	42,950	42,973
The effect of dilutive potential common shares due to reporting Non-GAAP net income	—	—	260
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	—	—	(81)

Shares used in diluted earnings (loss) per share — Non-GAAP	43,314	42,950	43,152

Notes: Certain amounts may not total due to rounding. Certain amounts previously reported above have been reclassified to conform to the current periods’ presentation.